FORM OF AIRCRAFT TIME SHARING AGREEMENT

This Aircraft Time Sharing Agreement (“Agreement”) is effective as of the __ day of ____ 20__ (“Effective Date”), by and between Jack Henry and Associates, Inc. (“Lessor”), and _____________ (“Lessee”);

RECITALS

WHEREAS, Lessor is the registered owner (“Owner”) of the aircraft (individually and collectively, the “Aircraft) listed on Schedule 1 attached hereto, each currently registered with the Federal Aviation Administration (“FAA”);

WHEREAS, Lessor has obtained a fully qualified flight crew to operate the Aircraft;

WHEREAS, Lessor desires to lease to Lessee said Aircraft and to provide a fully qualified flight crew for all operations on a periodic, non-exclusive time sharing basis, as defined in Section 91.501(c) of the Federal Aviation Regulations (“FARs”); and

WHEREAS, the use of the Aircraft by Lessee shall at all times be pursuant to and in full compliance with the requirements of FAR Sections 91.501 (b)(6), 91.501 (c)(1) and 91.501 (d);

NOW, THEREFORE, in consideration of the mutual promises and considerations contained in this Agreement, the parties agree as follows:

1. Lessor agrees and has the right to lease the Aircraft to Lessee on a periodic, non-exclusive basis, and to provide a fully qualified flight crew for all operations, pursuant and subject to the provisions of FARs Section 91.501 (c)(1) and the terms to this Agreement. With respect to each flight undertaken under this Agreement, Lessor shall have and retain operational control of the Aircraft as provided in the applicable FAR (as defined in FAR Section 1.1 “operational control,” with respect to a flight, means the exercise of authority over initiating, conducting, or terminating a flight.); and, for federal tax purposes, shall have and retain “possession, command and control” of the Aircraft. This Agreement shall commence on the Effective Date and continue for a period of one (1) year after the Effective Date (the “Term”). Thereafter, the Term of this Agreement will be automatically renewed on an annual basis, unless sooner terminated by either party at any time upon ten (10) days prior written notice to the other party.

2. Lessee shall pay Lessor for each flight conducted under this Agreement in an amount determined by Lessor, which in no event shall exceed the following actual expenses of each specific flight as authorized by FAR Section 91.501 (d);

(a)	Fuel, oil, lubricants, and other additives;
(b)	Travel expenses of the crew, including food, lodging and ground transportation;
(c)	Hangar and tie down costs away from the Aircraft's base of operation;
(d)	Insurance obtained for the specific flight;

(e)	Landing fees, airport taxes and similar assessments;
(f)	Customs, foreign permit, and similar fees directly related to the flight;
(g)	In-flight food and beverages;
(h)	Passenger ground transportation;
(i)	Flight planning and weather contract services; and
(j)	An additional charge equal to 100% of the expenses listed in subparagraph (a) of this paragraph.

3. Lessor will pay all expenses related to each flight during the operation of the Aircraft when incurred, and will bill Lessee on a monthly basis as soon as practicable after the last day of each calendar month for the amount payable in accordance with paragraph 2 above for all flights for the account of Lessee during the preceding month. Lessee shall pay Lessor for all flights for the account of Lessee pursuant to this Agreement within thirty (30) days of receipt of the invoice therefor. Without limiting the foregoing, amounts payable by Lessee to Lessor under this Agreement may include any federal excise tax that may be imposed under Internal Revenue Code Section 4261 or any similar excise taxes, if any.

4. Lessee shall provide Lessor with requests for flight time and proposed flight schedules as far in advance of any given flight as possible, and in no event less than twenty-four (24) hours in advance of Lessee's planned departure, unless Lessor otherwise agrees. Requests for flight time shall be in a form, whether written or oral, mutually convenient to, and agreed upon by the parties. In addition to the proposed schedules and flight times, Lessee shall provide at least the following information for each proposed flight at some time prior to scheduled departure as required by the Lessor or Lessor's flight crew:

(a)	proposed departure point;
(b)	destinations;
(c)	date and time of flight;
(d)	the number of anticipated passengers;
(e)	the identity of each anticipated passenger;
(f)	the nature and extent of luggage and/or cargo to be carried;
(g)	the date and time of return flight, if any; and
(h)	any other information concerning the proposed flight that may be pertinent or required by Lessor or Lessor's flight crew.
5. Lessor shall have sole and exclusive authority over the scheduling of the Aircraft, including any limitations on the number of passengers on any flight, provided however, that, Lessor will use reasonable efforts to accommodate Lessee's needs. Lessee acknowledges that use of the Aircraft is on a first-come, first-serve basis and Lessor has no responsibility to make the Aircraft available.

6. As between Lessor and Lessee, Lessor shall be solely responsible for securing maintenance, preventive maintenance and required or otherwise necessary inspections on the Aircraft, and shall take such requirements into account in scheduling the Aircraft. No period of maintenance, preventative maintenance or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless said maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and within the sound discretion of the pilot in command. The pilot in command shall have final and complete authority to cancel any flight for any reason or condition, which in his judgment would compromise the safety of the flight.

7. In accordance with applicable FARs, the qualified flight crew provided by Lessor will exercise all of its duties and responsibilities concerning the safety of each flight conducted hereunder. Lessee specifically agrees that the flight crew, in its sole discretion, may terminate any flight, refuse to commence any flight, or take other action, which in the considered judgment of the pilot in command is necessitated by considerations of safety. No such action of the pilot in command shall create or support any liability for loss, injury, damage or delay to Lessee or any other person. The parties further agree that Lessor shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement when such failure is caused by government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, or acts of God or any other event or circumstance beyond the reasonable control of Lessor.

8. (a) At all times during the term of this Agreement, as between Lessor and Lessee, Lessor shall cause to be carried and maintained, at Lessor's cost and expense, physical damage insurance with respect to the Aircraft and third party aircraft liability insurance in such amounts and on such terms and conditions as Lessor shall determine in its sole discretion, Lessor shall also bear the cost of paying any deductible amount on any policy of insurance in the event of a claim or loss.

(b) Any policies of insurance carried in accordance with this Agreement: (i) shall name Lessee as an additional insured and (ii) shall contain a waiver by the underwriter thereof of any right of subrogation against Lessee. Each liability policy shall be primary without right of contribution from any other insurance, which is carried by Lessee or Lessor and shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

9. (a) LESSEE AGREES THAT THE PROCEEDS OF ANY INSURANCE (“INSURANCE PROCEEDS”) WILL BE LESSEE’S SOLE RECOURSE AGAINST LESSOR, ITS AFFILIATES, ITS AND THEIR RESPECTIVE PRESENT OR FORMER DIRECTORS, OFFICERS, EMPLOYEES, INSURERS AND AGENTS, AND THE SUCCESSORS AND ASSIGNS THEREOF, OR LESSOR’S OTHER LESSEES (COLLECTIVELY, THE “LESSOR PARTIES”) WITH RESPECT TO ANY CLAIMS, ACTIONS, SUITS, PROCEDURES, COSTS, EXPENSES, DAMAGES AND LIABILITIES (COLLECTIVELY, “CLAIMS”) THAT LESSEE, ITS EMPLOYEES, AGENTS, GUESTS OR INVITEES (AND THE LAWFUL SUCCESSOR AND ASSIGNS THEREOF) (COLLECTIVELY, THE “LESSEE PARTIES”), MAY HAVE UNDER THIS AGREEMENT OF WHATSOEVER NATURE, WHETHER SEEN OR UNFORESEEN, EXCEPT IN THE EVENT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY LESSOR.
(b) IN NO EVENT SHALL THE LESSOR PARTIES BE LIABLE TO THE LESSEE PARTIES FOR ANY CLAIMS FOR INDIRECT, CONSEQUENTIAL, SPECIAL OR INCIDENTAL DAMAGES AND/OR PUNITIVE DAMAGES OF ANY

KIND OR NATURE (COLLECTIVELY, “CONSEQUENTIAL DAMAGES”), UNDER ANY CIRCUMSTANCES OR FOR ANY REASON, INCLUDING AND NOT LIMITED TO ANY DELAY OR FAILURE TO FURNISH THE AIRCRAFT, OR CAUSED BY THE PERFORMANCE OR NON-PERFORMANCE BY LESSOR OF THIS AGREEMENT.

(c) LESSEE AGREES TO INDEMNIFY AND HOLD HARMLESS THE LESSOR PARTIES FROM ALL CLAIMS, INCLUDING REASONABLE ATTORNEY’S FEES AND COSTS, BROUGHT BY THE LESSEE PARTIES AGAINST THEM ARISING FROM OR RELATED TO (i) SUBJECT TO PARAGRAPH 9 (a) ABOVE, AMOUNTS THAT EXCEED THE INSURANCE PROCEEDS, OR (ii) CONSEQUENTIAL DAMAGES.

(d) THE PROVISIONS OF THIS PARAGRAPH 9 SHALL SURVIVE INDEFINITELY THE TERMINATION OR EXPIRATION OF THE AGREEMENT.

10. Lessee warrants that:

(a) It will not use the Aircraft for the purpose of providing transportation of passengers or cargo in air commerce for compensation or hire, for any illegal purpose, or in violation of any insurance policies with respect to the Aircraft;

(b) It will refrain from incurring any mechanics, international interest, prospective international interest or other lien and shall not attempt to convey, mortgage, assign, lease or grant or obtain an international interest or prospective international interest or in any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien; and

(c) It will comply with all applicable laws, governmental and airport orders, rules, regulations, and Lessor’s policies, as shall from time to time be in effect relating in any way to the operation and use of the Aircraft under this Agreement.

11. For purposes of this Agreement, the permanent base of operation of the Aircraft shall be at a location of Lessor’s sole discretion.

12. Lessee shall not assign this Agreement or its interest herein to any other person or entity without the prior written consent of Lessor, which may be granted or denied in Lessor’s sole discretion. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective heirs, representatives, successors and assigns, and does not confer any rights on any other person. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes any prior understandings and agreements between the parties respecting such subject matter. This Agreement may be amended or supplemented and any provision hereof waived only by a written instrument signed by all parties; provided, however, that Lessor may, from time to time, unilaterally update the aircraft listed on Schedule 1 (either adding or removing aircraft) without prior consent of Lessee so long as Lessor promptly delivers the updated Schedule 1 to Lessee following such update and otherwise complies with FAA requirements for such update. The failure or delay on the part of any party to insist on strict performance of any of the terms and conditions of this Agreement or to exercise any rights or remedies hereunder shall not constitute a waiver of any such provisions, rights, or remedies. This Agreement may be executed in counterparts, which shall, singly or in the aggregate, constitute a fully executed and binding Agreement.

13. Except as otherwise set forth in Section 4, any notices provided for in this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered personally, or (ii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested). Notice to or consent by Lessor, shall be sent to c/o Chief Financial Officer, 663 Highway 60, Monett, MO 65708, and in the case of notice to or consent by Lessee, to ___________ with an address ____________________________, or to such other address as a party may from time to time designate in writing to the other for that purpose.

14. If any one or more provisions of this Agreement shall be held invalid, illegal, or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal, or unenforceable provisions shall be replaced by a mutually acceptable provision, which, being valid, legal, and enforceable, comes closest to the intention of the parties underlying the invalid, illegal, or unenforceable provision. To the extent permitted by applicable law, the parties hereby waive any provision of law, which renders any provision of this Agreement prohibited or unenforceable in any respect.

15. This Agreement is entered into under, and is to be construed in accordance with, the laws of the State of Missouri, without reference to conflicts of laws.

[Remainder of Page Intentionally Left Blank]

16. TRUTH IN LEASING STATEMENT UNDER FAR SECTION 91.23

EACH OF THE AIRCRAFT LISTED ON SCHEDULE 1 ATTACHED HERETO HAVE BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91 DURING THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS LEASE.

THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE. DURING THE DURATION OF THIS LEASE, JACK HENRY AND ASSOCIATES, INC. OF 663 HIGHWAY 60, MONETT, MO 65708 IS CONSIDERED RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE.

AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

THE “INSTRUCTIONS FOR COMPLIANCE WITH TRUTH IN LEASING REQUIREMENTS” ATTACHED HERETO ARE INCORPORATED HEREIN BY REFERENCE.

JACK HENRY AND ASSOCIATES, INC., THROUGH ITS UNDERSIGNED AUTHORIZED SIGNATORY BELOW, CERTIFIES THAT LESSOR IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT AND THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

LESSOR – JACK HENRY AND ASSOCIATES, INC.

By: ________________________________________
Name:
Title:

LESSEE –
By: ________________________________________